Exhibit 10.15

EXECUTION VERSION

MASTER INTERCOMPANY FRAMEWORK AGREEMENT

This MASTER INTERCOMPANY FRAMEWORK AGREEMENT (this “Agreement”), is made and entered into as of June     , 2014 (the “Effective Date”), by and between VIVINT SOLAR, INC. (f/k/a V Solar Holdings, Inc.), a Delaware corporation (together with its successors and permitted assigns, “Vivint Solar”), and VIVINT, INC., a Utah corporation (together with its successors and permitted assigns “Vivint”). Each of Vivint Solar and Vivint may also be referred to herein individually as a “Party”, and collectively as the “Parties”.

RECITALS

WHEREAS, Vivint Solar and Vivint are affiliate business entities, under the common control and ownership of 313 Acquisition, LLC, a Delaware limited liability company.

WHEREAS, the Parties have been operated as an interrelated business enterprise, and now desire to establish a framework for the separation of their operations, and to clarify and memorialize their respective rights and ongoing responsibilities to each other and their respective subsidiaries, on the terms and conditions set forth in this Framework Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual covenants, agreements and conditions set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

1. Transaction Agreements.

(a) Agreements to be Executed at the Closing. Concurrently with this Framework Agreement, the Parties will execute the following additional agreements (together with this Framework Agreement, the “Transaction Agreements”):

(i) the Marketing and Customer Relations Agreement between Vivint and Vivint Solar Developer LLC;

(ii) the Amended and Restated Turnkey Full-Service Sublease Agreement between Vivint and Vivint Solar;

(iii) the Turnkey Full-Service Sublease Agreement (Morinda) between Vivint and Vivint Solar;

(iv) the Trademark Assignment Agreement between Vivint and Vivint Solar;

(v) the Trademark Assignment Agreement between Vivint and Vivint Solar Licensing LLC;

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(vi) Trademark License Agreement between Vivint Solar Licensing, LLC and Vivint Solar;

(vii) the Limited Liability Company Agreement between Vivint and Vivint Solar;

(viii) the Transition Services Agreement between Vivint and Vivint Solar;

(ix) the Product Development and Supply Agreement between Vivint and Vivint Solar Developer, LLC;

(x) the Non-Competition Agreement between Vivint and Vivint Solar; and

(xi) the Bill of Sale between Vivint and Vivint Solar.

(b) Definitions. When used in any Transaction Agreement, the capitalized terms set forth this Agreement (including Exhibit 1) will have the meanings set forth in this Agreement (including Exhibit 1).

2. Closing; Closing Deliveries.

(a) Subject to the terms and conditions of this Framework Agreement, the transactions contemplated in this Framework Agreement will take place at a closing (the “Closing”) to be held on the Effective Date at a mutually agreeable location or by the exchange of electronic documentation.

(b) At the Closing or prior to the Closing, each Party will deliver to the other:

(i) an executed counterpart to each of the Transaction Agreements;

(ii) all payments then due (if any) under the Transaction Agreements;

(iii) all other agreements, documents, instruments, certificates, or other information or materials required to be delivered at the Closing by that Party under the Transaction Agreements; and

(iv) a certificate of the Secretary of that Party certifying: (x) that attached to the certificate are true and complete copies of all resolutions adopted by the board of directors or managers of that Party authorizing the execution, delivery, and performance of each Transaction Agreement and the consummation of the transactions contemplated under the Transaction Agreements, that all of those resolutions are in full force and effect, and are all the resolutions adopted in connection with the transactions contemplated by the Transaction Agreements; and (y) the names of the officers of that Party authorized to sign each Transaction Agreement and the other documents to be delivered under the Transaction Agreements.

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3. Representations and Warranties; Certain Covenants.

(a) Representations and Warranties. Each Party represents and warrants to the other that:

(i) Organization and Authority. Such Party is a corporation duly organized, validly existing, and in good standing under the Laws of the state of Delaware or Utah, as applicable. Such Party has full corporate power and authority to enter into the Transaction Agreements, to carry out its obligations under the Transaction Agreements, and to consummate the transactions contemplated by the Transaction Agreements. The execution and delivery by such Party of the Transaction Agreements and the performance by such Party of its obligations under the Transaction Agreements have been duly authorized by all requisite corporate action on the part of such Party, and each Party will provide the other Party evidence of those approvals upon request. The Transaction Agreements have been duly executed and delivered by such Party, and (assuming due authorization, execution, and delivery by the other Party) the Transaction Agreements constitute a legal, valid, and binding obligation of such Party enforceable against such Party in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar Laws affecting creditors’ rights generally and subject, as to enforceability, to general principles of equity.

(ii) No Conflicts; Consents. The execution, delivery and performance by such Party of each of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements do not and will not: (A) conflict with or result in a violation or breach of, or default under, any provision of the Organizational Documents of such Party; (B) conflict with or result in a violation or breach of any provision of any Law or Governmental Order applicable to such Party; or (C) require the consent, notice or other action by any Person under any Contract to which such Party is a Party, except as expressly set forth in the applicable Transaction Agreement or as shall have been obtained by such Party as of the Effective Date. No consent, approval, Permit, Governmental Order, declaration or filing with, or notice to, any Governmental Authority is required by or with respect to such Party in connection with the execution and delivery of the Transaction Agreements and the consummation of the transactions contemplated by the Transaction Agreements.

(iii) Legal Proceedings. There are no Actions pending or, to such Party’s knowledge, threatened against or by such Party or any Affiliate of such Party that challenge or seek to prevent, enjoin, or otherwise delay the transactions contemplated by the Transaction Agreements. To such Party’s knowledge, no event has occurred or circumstances exist that may give rise or serve as a basis for any such Action.

(iv) Compliance with Laws. Each Party and its Subsidiaries will comply with all applicable laws in connection with the performance of obligations or exercise of rights under the Transaction Agreements.

(b) Certain Covenants. Vivint will not damage the value of the goodwill associated with the “Vivint” or “Vivint Solar” marks. Vivint Solar will not damage the value of

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the goodwill associated with the “Vivint” or “Vivint Solar” marks. If Vivint, in any country or jurisdiction, plans to cease use of or abandon rights in the “Vivint” mark, Vivint will provide prior written notice to Vivint Solar and Vivint Solar Licensing, LLC and hereby consents to Vivint Solar and Vivint Solar Licensing, LLC taking all reasonable actions to prevent abandonment of the Vivint mark in the applicable country or jurisdiction.

4. Confidentiality.

(a) Obligations of the Receiving Party.

(i) The Receiving Party and its Representatives will: (i) keep and safeguard as confidential all of the Disclosing Party’s Confidential Information, using at least those measures that the Receiving Party takes to protect its own information of a similar nature, including, as applicable, secure access to information technology systems where Confidential Information is stored, which measures will, at minimum, be reasonable; (ii) not disclose any Confidential Information in any manner whatsoever, except in accordance with Sections 4(a)(ii) or 4(a)(iv), or as required by applicable Law pursuant to Section 4(b); and (iii) use the Disclosing Party’s Confidential Information only to perform the Receiving Party’s obligations or exercise the Receiving Party’s rights under a Transaction Agreement or otherwise for the benefit of the Disclosing Party.

(ii) A Receiving Party may disclose the Disclosing Party’s Confidential Information to the Receiving Party’s Representatives who: (a) have a need to know the Confidential Information for the performance of the Receiving Party’s obligations or exercise of its rights under a Transaction Agreement; (b) are informed by Receiving Party of the confidential nature of the Confidential Information; and (c) agree in writing to strictly abide by an obligation of confidentiality no less strict than the terms of this Section 4 or have another legal duty of confidentiality to the Receiving Party. Each Party will remain liable for any use or disclosure of the other Party’s Confidential Information by any Representative in contravention of this Section 4.

(iii) Neither Party will make any copy of the other Party’s Confidential Information unless approved in writing by the other Party. Neither Party may remove any proprietary, copyright, confidential, trade secret or other legend from any of the other Party’s Confidential Information or any copies.

(iv) Except for disclosures made in accordance with Section 4(a)(ii), any disclosure by the Receiving Party or any of its Representatives of the other Party’s Confidential Information is subject to the prior written consent of one of the following individuals at the Disclosing Party: (i) for Vivint Solar, the Chief Executive Officer or the Chief Legal Officer; and (ii) for Vivint, the President or the General Counsel.

(b) Compelled Disclosure. If either Party or a Subsidiary of either Party is requested to or required by Law to disclose the existence or terms of any of the Transaction Agreements or the other Party’s Confidential Information in contravention of the provisions of this Section 4, such Party must promptly provide the other Party with drafts of any filings or other documents in which such Party or its Subsidiary is required to disclose any portion of a

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Transaction Agreement, or any other Confidential Information of the other Party subject to the terms of this Section 4, but in no event less than three business days prior to filing or disclosure, and such Party will consider in good faith making any changes to such materials as requested by the other Party to the extent such changes are, in the good faith judgment of such Party, permitted by Law.

(c) Public Announcements; Non-Disparagement. Neither Party may make any public announcement, including any press release, website disclosure, interview intended for publication, advertisement, professional or trade publication, mass marketing material, or other announcement to the general public, in each case regarding the other Party or any Transaction Agreement, unless the other Party agrees in writing in accordance with Section 4(a)(ii) or Section 4(a)(iv), as applicable. Each Party will avoid deceptive, misleading or unethical practices that are or might be detrimental to the other Party and not disparage the other Party or its products or services.

(d) No Warranty. EXCEPT AS EXPRESSLY SET FORTH IN ANOTHER TRANSACTION DOCUMENT, ALL CONFIDENTIAL INFORMATION IS PROVIDED “AS IS.” NEITHER PARTY MAKES ANY WARRANTIES, EXPRESS, IMPLIED, OR OTHERWISE, REGARDING THE ACCURACY, COMPLETENESS, OR PERFORMANCE OF ITS CONFIDENTIAL INFORMATION.

(e) Return of Materials. All documents and other tangible objects containing or representing Confidential Information and all copies of them will be and remain the property of the Disclosing Party. Upon the Disclosing Party’s request, the Receiving Party will promptly deliver to the Disclosing Party all Confidential Information, without retaining any copies unless otherwise expressly authorized by another Transaction Agreement.

(f) No License. Nothing in this Section 4 is intended to grant any rights to either Party under any patent, copyright, or other intellectual property right of the other Party, nor will this Section 4 grant any Party any rights in or to the Confidential Information of the other Party, except as expressly set forth in this Section 4.

(g) Term. The obligations of each Receiving Party under this Section 4 will survive until all Confidential Information of the other Party becomes publicly known and made generally available through no action or inaction of the Receiving Party.

(h) Indemnity. The Receiving Party will indemnify and hold harmless the Disclosing Party from any damage, loss, cost, or liability (including reasonable attorney fees) arising or resulting from any unauthorized use or disclosure of the Disclosing Party’s Confidential Information by Receiving Party or any of its employees, agents, or Subsidiaries.

5. Copies of Records; Further Assurances. Each Party will promptly provide, upon the other Party’s written request, copies of the other Party’s records in a Party’s or any of its Subsidiaries’ possession or control. Each Party will promptly execute, or cause its Subsidiaries to promptly execute, such other documents and instruments, and provide such other assurances, as reasonably necessary to carry out the purpose and intent of the Transaction Agreements.

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6. Miscellaneous. Except as otherwise expressly set forth in a Transaction Agreement, the following will apply to all Transaction Agreements:

(a) Expenses. All costs and expenses, including fees and disbursements of counsel, financial advisors, and accountants, incurred in connection with any Transaction Agreement will be paid by the Party incurring those costs and expenses.

(b) Arms-Length. Each Party acknowledges and agrees that the Transaction Agreements are the product of an arm’s-length negotiation, without duress, coercion, or collusion, and will be interpreted as agreements between two Parties of equal bargaining strength. It is the Parties’ intention that the Transaction Agreements reflect the conditions which would be obtained between comparable, independent persons in substantially similar transactions (taking into account the relative responsibilities and risks between the Parties) and comparable circumstances (taking into account the location, market, and economic conditions), thereby providing the closest approximation of the workings of the open market.

(c) Entire Agreement. This Framework Agreement, together with the other Transaction Agreements, constitutes the entire agreement between the Parties and supersedes all prior oral and written negotiations, communications, discussions, and correspondence pertaining to the subject matter of the Transaction Agreements.

(d) Headings, “including.” The article and section headings and any table of contents in any Transaction Agreement are for reference and convenience only and will not be considered in the interpretation of any of the Transaction Agreements. The term “including” means by way of example and not of limitation.

(e) Order of Precedence. If there is a conflict between this Framework Agreement and any other Transaction Agreement, this Framework Agreement will control unless the conflicting provision of the other Transaction Agreement specifically references the provision of this Framework Agreement to be superseded.

(f) Amendments and Waivers. The Transaction Agreements may only be amended or modified (including any waiver of or exception to any obligation or covenant under a Transaction Agreement) by an instrument in writing signed by each Party’s President or Chief Executive Officer.

(g) Binding Effect. The Transaction Agreements will be binding upon and inure to the benefit of the Parties and their respective heirs, legal representatives, successors, and permitted assigns.

(h) Assignment. Except as provided in another Transaction Agreement, neither this Agreement nor any other Transaction Agreement may be assigned or otherwise transferred, nor may any right or obligation hereunder or under another transaction Agreement be assigned or transferred by either Party without the consent of the other Party, which may not be unreasonably withheld, conditioned or delayed. Any permitted assignee shall assume all obligations of its assignor under this Agreement. This Agreement is binding upon the permitted successors and assigns of the Parties. Any attempted assignment not in accordance with this Section 6(h) shall be void.

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(i) Notices. All notices, requests, demands, and other communications required or permitted to be given under any of the Transaction Agreements by either Party must be in writing delivered to the applicable Party at the following address:

If to Vivint Solar:

VIVINT SOLAR, INC.
4931 North 300 West
Provo, Utah 84604
Attention:	Greg Butterfield, CEO
E-Mail:	greg.butterfield@vivint.com

With copy to:

VIVINT SOLAR, INC.
4931 North 300 West
Provo, Utah 84604
Attention:	Shawn Lindquist, Chief Legal Officer
E-Mail:	shawn.lindquist@vivintsolar.com

If to Vivint:

VIVINT, INC.
4931 North 300 West
Provo, Utah 84604
Attention:	Alex Dunn, President
E-Mail:	adunn@vivint.com

With a copy to:

VIVINT, INC.
4931 North 300 West
Provo, Utah 84604
Attention:	Nathan Wilcox, General Counsel
E-Mail:	nwilcox@vivint.com

or to such other address as any Party may designate by written notice to the other Party. Each notice, request, demand, or other communication will be deemed given and effective, as follows: (i) if sent by hand delivery, upon delivery; (ii) if sent by first-class U.S. Mail, postage prepaid, upon the earlier to occur of receipt or three days after deposit in the U.S. Mail; (iii) if sent by a recognized prepaid overnight courier service, one business day after the date it is given to such service; (iv) if sent by facsimile, upon receipt of confirmation of successful transmission by the facsimile machine; and (iv) if sent by email, upon acknowledgement of receipt by the recipient.

(j) Governing Law. The interpretation and enforceability of the Transaction Agreements and the rights and liabilities of the Parties under the Transaction Agreements will be governed by the laws of the State of Utah without giving effect to any principles of conflict of laws.

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(k) Jurisdiction. Each Party hereby irrevocably submits to the personal jurisdiction of any state or federal court sitting in the State of Utah, County of Salt Lake, in any suit, action or proceeding arising out of or relating to any of the Transaction Agreements. Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection which that Party may raise now, or later have, to the laying of the venue of any such suit, action or proceeding brought in such a court and any claim that any such suit, action or proceeding brought in such a court has been brought in an inconvenient forum. Each Party agrees that, to the fullest extent permitted by applicable law, a final judgment in any such suit, action, or proceeding brought in such a court will be conclusive and binding upon such Party, and may be enforced in any court of the jurisdiction in which such Party is or may be subject by a suit upon such judgment. Each Party further agrees that personal jurisdiction over it may be effected by service of process by certified mail addressed as provided in Section 6(i), and when so made will be as if served upon it personally within the State of Utah.

(l) WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES ITS RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO ANY OF THE TRANSACTION AGREEMENTS OR THE TRANSACTIONS CONTEMPLATED BY THE TRANSACTION AGREEMENTS, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY EITHER PARTY AGAINST THE OTHER, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. EACH PARTY HEREBY AGREES THAT ANY SUCH CLAIM OR CAUSE OF ACTION WILL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE PREVIOUS SENTENCE, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM, OR OTHER PROCEEDING THAT SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF ANY PORTION OF ANY TRANSACTION AGREEMENTS. THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENT, RENEWAL, SUPPLEMENT, OR MODIFICATION TO ANY OF THE TRANSACTION AGREEMENTS.

(m) Specific Performance. The Parties agree that irreparable damage would occur if any provision of a Transaction Agreement were not performed in accordance with the terms of the applicable agreement, and that the Parties will be entitled to seek specific performance of the terms of the Transaction Agreements, in addition to any other remedy to which they are entitled at law or in equity.

(n) Attorneys’ Fees. In any suit, action, counterclaim, or arbitration brought relating to any Transaction Agreement or the breach or alleged breach of a Transaction Agreement, the prevailing Party will be entitled to recover a reasonable allowance for attorneys’ fees and litigation expenses. For purposes of this Section 6(n), “prevailing Party” will mean: (a) a prevailing Party in any litigation as determined by a court of competent jurisdiction; and (b) a Party who agrees to dismiss an action or proceeding with prejudice upon the other’s payment of the sums allegedly due or performance of convents allegedly breached.

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(o) Severability. If any provision of a Transaction Agreement is held by a court of competent jurisdiction to be invalid, unenforceable, or void, that provision will be enforced to the fullest extent permitted by applicable law, and the remainder of the applicable Transaction Agreement will remain in full force and effect. If the time period or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum time period or scope that that court deems enforceable, then that court will reduce the time period or scope to the maximum time period or scope permitted by law. If the geographic region or scope of any provision is declared by a court of competent jurisdiction to exceed the maximum geographic region or scope that that court deems enforceable, then that court will reduce the geographic region or scope to the maximum time period or scope permitted by law.

(p) Survival. The provisions of Section 1(b), Section 3, Section 4, Section 5, and Section 6 will survive any termination or expiration of this Framework Agreement and any of the other Transaction Agreements.

(q) Counterparts. The Transaction Agreements and any document related to the Transaction Agreements may be executed by the Parties on any number of separate counterparts, by facsimile or email, and all of those counterparts taken together will be deemed to constitute one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signatures are physically attached to the same document. A facsimile or portable document format (“.pdf”) signature page will constitute an original for the purposes of this Section 6(p).

(r) Force Majeure. Neither Party will be in breach or default under the Transaction Documents by reason of any failure or delay in the performance of its obligations under the Transaction Documents where the failure or delay is due to any unforeseen cause beyond its control, including civil disturbances, riot, rebellion, invasion, epidemic, war, terrorism, embargo, natural disaster, acts of God, flood, fire, sabotage, other events or any other circumstances or causes beyond that Party’s control; provided, however, that the delayed Party gives the other Party prompt written notice of the failure or delay and the reason for that failure or delay and uses its reasonable efforts to avoid or limit the resulting failure or delay. Subject to the foregoing sentence, the period of performance (including, as necessary, the term of the applicable Transaction Agreement) for the delayed obligation will be extended by the duration of the delay.

[SIGNATURE PAGES FOLLOW]

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EXECUTION VERSION

[SIGNATURE PAGES TO MASTER INTERCOMPANY FRAMEWORK AGREEMENT]

IN WITNESS WHEREOF, the Parties have executed this Master Intercompany Framework Agreement as of the date first written above.

VIVINT SOLAR:

VIVINT SOLAR, INC., a Delaware corporation

By:
Name:	Greg Butterfield
Title:	Chief Executive Officer

[SIGNATURE PAGES CONTINUE ON FOLLOWING PAGE]

MASTER INTERCOMPANY FRAMEWORK AGREEMENT
Vivint Solar, Inc. and Vivint, Inc.

VIVINT:

VIVINT, INC., a Utah corporation

By:
Name:	Alex Dunn
Title:	President

MASTER INTERCOMPANY FRAMEWORK AGREEMENT
Vivint Solar, Inc. and Vivint, Inc.

EXHIBIT 1

DEFINITIONS

As used in the Transaction Agreements, the following terms have the following meanings unless otherwise defined in any Transaction Agreement:

(a) “Action” means any claim, action, cause of action, demand, lawsuit, arbitration, inquiry, audit, notice of violation, proceeding, litigation, citation, summons, subpoena or investigation of any nature, civil, criminal, administrative, regulatory or otherwise, whether at law or in equity.

(b) “Affiliate” of a Party means any Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, that Party. The term “control” (including the terms “controlled by” and “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(c) “Change of Control” means with respect to a Person: (i) the sale of all or substantially all of such Person’s assets or business; (ii) a merger, reorganization or consolidation involving such Person in which the voting securities of such Person outstanding immediately prior thereto cease to represent at least fifty percent (50%) of the combined voting power of the surviving entity immediately after such merger, reorganization or consolidation; or (iii) a person or entity, or group of persons or entities, acting in concert acquire more than fifty percent (50%) of the voting equity securities or management control of such Person (other than in connection with an arrangement principally for bona fide equity financing purposes of such Person in which the Person is the surviving corporation).

(d) “Confidential Information” means all non-public information provided or made available by or on behalf of one Party to the other Party or otherwise acquired, directly or indirectly, by the Receiving Party as a result of the relationship between the Parties, whether before or after the Effective Date, in writing, orally, or by inspection of tangible objects, including any analyses, compilations, forecasts, studies, or other documents prepared by the Receiving Party or its Representatives that contain or reflect such non-public information. Confidential Information includes the terms and existence of this Agreement, all other Transaction Agreements, all other documents or agreements entered into between the Parties relating to the Transaction Agreements, customer data, financial information, and employee data. Confidential Information may also include information disclosed to the Disclosing Party by third Parties. Confidential Information will not, however, include any information (other than “Personal Data,” as defined in the TSA) that the Receiving Party can demonstrate by competent evidence: (i) was publicly known or made generally available in the public domain prior to the time of disclosure by the Disclosing Party; (ii) becomes publicly known or made generally available after disclosure by the Disclosing Party to the Receiving Party through no action or inaction of the Receiving Party or any of its Affiliates or Representatives; (iii) is lawfully obtained by the Receiving Party or an Affiliate or Representative from a third party without a breach by the third party of its legal, contractual, or fiduciary obligations of confidentiality; or

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(iv) is independently developed by the Receiving Party without use of or reference to the Disclosing Party’s Confidential Information, as shown by competent evidence in the Receiving Party’s possession.

(e) “Contract” means contracts, leases, deeds, mortgages, licenses, instruments, notes, commitments, undertakings, indentures, joint ventures and all other agreements, commitments, and legally binding arrangements, whether written or oral.

(f) “Disclosing Party” means the Party who provides (by any means) any Confidential Information to the Receiving Party.

(g) “Encumbrance” means any charge, claim, equitable interest, mortgage, lien, option (including any right to acquire, right of pre-emption or conversion), pledge, hypothecation, security interest, title retention, easement, encroachment, right of first refusal or negotiation, adverse claim or restriction of any kind, including any restriction on or transfer or other assignment, as security or otherwise, of or relating to use, quiet enjoyment, voting, transfer, receipt of income or exercise of any other attribute of ownership, or any agreement to create any of the foregoing.

(h) “Governmental Authority” means any federal, state, local or foreign government or political subdivision thereof, or any agency or instrumentality of such government or political subdivision, or any self-regulated organization or other non-governmental regulatory authority or quasi-governmental authority (to the extent that the rules, regulations or orders of such organization or authority have the force of Law), or any arbitrator, court or tribunal of competent jurisdiction.

(i) “Governmental Order” means any order, writ, judgment, injunction, decree, stipulation, determination or award entered by or with any Governmental Authority.

(j) “Law” means any statute, law, ordinance, regulation, rule, code, order, constitution, treaty, common law, judgment, decree, other requirement or rule of law of any Governmental Authority, including the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”).

(k) “Organizational Documents” means a Party’s articles or certificate of incorporation and its by-laws, regulations or similar governing instruments required by the laws of its jurisdiction of formation or organization.

(l) “Permits” means all permits, licenses, franchises, approvals, authorizations, registrations, certificates, variances and similar rights obtained, or required to be obtained, from Governmental Authorities.

(m) “Person” means an individual, corporation, partnership, joint venture, limited liability company, Governmental Authority, unincorporated organization, trust, association, or other entity.

(n) “Receiving Party” means the Party to whom any Confidential Information is provided (by any means) by the Disclosing Party.

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(o) “Representatives” means directors, officers, employees, consultants, representatives, attorneys, accountants, agents, equity holders, auditors, senior lenders, take-out lenders, and Subsidiaries.

(p) “Subsidiary” of Vivint, Vivint Solar or any other Person means any corporation, partnership, limited liability company, association, trust, unincorporated association or other legal entity of which Vivint, Vivint Solar or any such other Person, as the case may be (either alone or through or together with any other Subsidiary), (i) owns, directly or indirectly, fifty percent (50%) or more of the shares of capital stock or other equity interests that are generally entitled to vote for the election of the board of directors or other governing body of such corporation or other legal entity; or (ii) has the contractual or other power to designate a majority of the board of directors or other governing body (and, where the context permits, includes any predecessor of such an entity).

(q) “Tax” means (a) all direct and indirect statutory, governmental, federal, provincial, state, local, municipal, foreign and other net income, gross income, gross receipts, sales, use, ad valorem, value added, transfer, franchise, profits, license, lease, service, service use, withholding, payroll, employment, social security, national insurance, employee-related social charges or contributions, excise, severance, stamp, occupation, premium, property, windfall profits, customs, duties or other taxes, contributions, rates, levies, fees, assessments or charges of any kind whatsoever, whether disputed or not, together with any interest and any penalties, additions to tax or additional amounts with respect thereto, (b) any liability for payment of amounts described in clause (a) whether as a result of transferee liability, of being a member of an affiliated, consolidated, combined, unitary or similar group for any period, or otherwise through operation of Law, and (c) any liability for the payment of amounts described in clause or (b) as a result of any tax sharing, tax indemnity or tax allocation agreement or any other express or implied agreement to indemnify any other Person.

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